UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

LSI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10317	94-2712976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry Into A Material Definitive Agreement

On May 6, 2014, Avago Technologies Limited, a limited company organized under the laws of the Republic of Singapore (“Avago”), completed its previously announced acquisition of LSI Corporation, a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2013, by and among the Company, Avago, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation and an indirect wholly owned subsidiary of Avago (“Avago USA”), and Leopold Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Avago USA (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Avago.

On May 6, 2014, certain subsidiaries of Avago, specifically Avago Technologies Finance Pte. Ltd. (“AT Finance”), a company organized under the laws of the Republic of Singapore, Avago Technologies Cayman Ltd. (“AT Cayman”) and Avago Technologies Holdings Luxembourg S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“AT Luxco” and, together with AT Cayman, the “Borrowers”) entered into that certain Credit Agreement (the “Credit Agreement”), by and among AT Finance, AT Cayman, AT Luxco, the lenders named therein and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”). The Credit Agreement provides for a term loan facility in the aggregate principal amount of U.S.$4,600,000,000 and a revolving credit facility that permits the Borrowers to borrow loans from time to time in an aggregate principal amount of up to U.S.$500,000,000, for general corporate purposes, for swingline loans of up to U.S.$75,000,000 in the aggregate and for the issuance of letters of credit of up to U.S.$100,000,000 in the aggregate, which, in the case of swingline loans and letters of credit reduce the available borrowing capacity under the revolving credit facility on a dollar for dollar basis. The Borrowers’ obligations under the Credit Agreement are guaranteed by AT Finance and certain of its subsidiaries, which, upon consummation of the Merger, include certain subsidiaries of the Company (such subsidiaries of AT Finance, the “Subsidiary Guarantors”) and are secured, subject to certain exceptions, by all the assets of AT Finance, each Borrower, and each Subsidiary Guarantor.

In connection with the Credit Agreement, certain subsidiaries of the Company entered into a Master Guarantee Agreement pursuant to which such Company subsidiaries shall, upon consummation of the Merger, guarantee the obligations of the Borrowers under the Credit Agreement. In addition, the Company and certain of its subsidiaries entered into pledge and security agreements in connection with the Credit Agreement, pledging substantially all of their assets as collateral.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.4 of the Current Report on Form 8-K of Avago filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of the Company’s common stock, par value $0.01 (“Company Common Stock”) issued and outstanding immediately prior to such time (other than shares of Company Common Stock held by the Company as treasury stock or directly owned by Avago USA or Merger Sub, which will be cancelled, and shares of the Company Common Stock with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) was automatically cancelled and converted into the right to receive $11.15 in cash, without interest. As a result of the Merger, the Company became a wholly owned subsidiary of Avago USA, with Avago USA owning all of the Company Common Stock.

The foregoing description of the Merger, the Merger Agreement and the rights of holders of Company Common Stock is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with SEC on December 17, 2013 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2014, in connection with closing of the Merger, the Company notified NASDAQ that trading in the Company Common Stock should be suspended and the listing of the Company Common Stock on The NASDAQ Stock Market should be removed. The Company requested that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Company Common Stock under Section 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

At the effective time of the Merger on May 6, 2014 and pursuant thereto, the Company’s Certificate of Incorporation was amended and restated to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the effective time, except that the name of the company set forth therein is “LSI Corporation” (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation reflects, among other things, changes to the authorized common stock of the Company.

Also, pursuant to the Merger Agreement, at the effective time of the Merger on May 6, 2014, the bylaws of Merger Sub, as in effect immediately prior to the effective time, became the bylaws of the Company, as the surviving corporation in the Merger (the “Bylaws”).

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on May 6, 2014 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Avago USA, with Avago USA owning all of the Company Common Stock.

Avago funded the transaction with approximately $1 billion of cash from the combined balance sheet of Avago and the Company and financing from the following sources: a (i) $4.6 billion term loan from a group of lenders, as described under Item 1.01 of this Current Report on Form 8-K; and (ii) $1 billion investment from funds affiliated with Silver Lake Partners IV, L.P. in the form of seven year 2% convertible notes.

The information set forth in Items 1.01, 2.01 and 3.01 of this Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on May 6, 2014, Charles A. Haggerty, Richard S. Hill, John H.F. Miner, Arun Netravali, Charles C. Pope, Gregorio Reyes, Michael G. Strachan, Abhijit Y. Talwalkar and Susan Whitney ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. At the effective time of the Merger on May 6, 2014, Abhijit Talwalkar, D. Jeffrey Richardson, Bryon Look, Gregory L. Huff and Gautam Srivastava ceased to be officers of the Company.

Pursuant to the Merger Agreement, at the effective time of the Merger on May 6, 2014, the directors of Merger Sub immediately prior to the effective time of the Merger, became the directors of the Company, as the surviving corporation. Upon consummation of the Merger, Anthony Maslowski was elected President, Treasurer and Secretary of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the LSI Corporation Form 8-K filed on December 17, 2013).

3.1	Amended and Restated Certificate of Incorporation of LSI Corporation, dated May 6, 2014

3.2	Bylaws of LSI Corporation, dated May 6, 2014

10.4	Credit Agreement, dated as of May 6, 2014, by and among Avago Technologies Finance Pte. Ltd., Avago Technologies Cayman Ltd., Avago Technologies Holdings Luxembourg S.à.r.l., the lenders named therein, and Deutsche Bank AG New York Branch, as administrative agent (incorporated by reference to Exhibit 10.4 to the Avago Technologies Limited Form 8-K filed on May 6, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI CORPORATION

By:	/s/ Jean Rankin
Name:	Jean Rankin
Title:	Vice President

Date: May 6, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the LSI Corporation Form 8-K filed on December 17, 2013).

3.1	Amended and Restated Certificate of Incorporation of the Company, dated May 6, 2014

3.2	Bylaws of the Company, dated May 6, 2014

10.4	Credit Agreement, dated as of May 6, 2014, by and among Avago Technologies Finance Pte. Ltd., Avago Technologies Cayman Ltd., Avago Technologies Holdings Luxembourg S.à.r.l., the lenders named therein, and Deutsche Bank AG New York Branch, as administrative agent (incorporated by reference to Exhibit 10.4 to the Avago Technologies Limited Form 8-K filed on May 6, 2014).